Exhibit 10.5

Contract No.: 3204112009CR0107

Electronic Supervision No.: 3204112009B01250

Contract for Grant of State-owned

Construction Land Use Right

Made by

Ministry of Land and Resources of the People’s Republic of China

and

State Administration of Industry and Commerce of the People’s Republic of China

Contract for Grant of State-owned Construction Land Use Right

Parties to this Contract are:

Grantor:	State-owned Land Resources Bureau of Changzhou Municipality;
Contract Address:	No. 511 Jinling Middle Road, Changzhou;
Zip Code:	213000;
Telephone:	0519-89882051;
Fax:	0519-89882050;
Bank:	ICBC New Area Sub-branch (payee: Accounting Center of Xinbei District, Changzhou);
Account No.:	1105021609000039639.

Grantee:	Changzhou Kanghui Medical Innovation Co., Ltd.;
Contact Address:	No. 1-8 Tianshan Road, Xinbei District, Changzhou;
Zip Code:	213022;
Telephone:	0519-85128628;
Fax:	0519-85128628;
Bank:	ICBC, Changzhou Branch, New Area Sub-branch;
Account No.:	1105021609714137285.

Chapter 1 General Provisions

Article 1 Pursuant to the Property Law of the People’s Republic of China, Contract Law of the People’s Republic of China, Law of the People’s Republic of China on Land Administration, Law of the People’s Republic of China on Administration of Urban Real Estate and other relevant laws, administrative regulations and provisions of land supply policies, the parties enter into this Contract on the principles of equality, free will, reciprocal consideration and good faith.

Article 2 The land granted hereunder is owned by the People’s Republic of China and the Grantor is authorized by law to grant the state-owned construction land use right hereunder. Subterranean resources and buried things are not within the scope of the grant of state-owned construction land use right.

Article 3 During the term of grant, the Grantee has the right to possess, use, seek profits from and lawfully dispose of the state-owned construction land it has acquired in accordance with the law and has the right to use the land to construct buildings, structures and their auxiliary facilities in accordance with the law.

Chapter 2 Delivery of Land and Payment of Land Premium

Article 4 The plot number of the land granted hereunder is High-Tech New Area G3301-3-1 Plot. The total area of the land in the plot is Sixty One Thousand Five Hundred and Sixty One (in words) square meters and 61,561 (in figures) square meters, of which Sixty One Thousand Five Hundred and Sixty One (in words) square meters (61,561 square meters, in figures) will be granted hereunder.

The land granted hereunder is located at High-Tech New Area.

The boundaries of the land granted hereunder is east of Changjiang Road and south of Hehai Road and the boundary map of the land granted hereunder is attached hereto as Appendix 1.

The vertical limits of the land granted hereunder are +24 meters as its upper limit and -5 meters as its lower limit, with an altitude difference of 29 meters. The vertical limits of the land granted hereunder is attached hereto as Appendix 2.

The spatial extent of the land granted hereunder refers to a closed space with the aforesaid boundary points forming its vertical planes and the upper and lower limits forming its horizontal planes.

Article 5 The land granted hereunder will be used for industrial purpose.

Article 6 The Grantor agrees to deliver the land to the Grantee before October 30, 2009. The Grantor also agrees that on the delivery date, the land shall meet the conditions set forth in clause (2) of this Article:

(1) the land shall be leveled out and meet the conditions of /;

the surrounding infrastructure shall meet the conditions of /;

(2) “as is” conditions of /;

Article 7 The term of the state-owned construction land use right granted hereunder shall be fifty years, starting from the date of delivery set forth in Article 6 hereof; if the land is allocated (leased) state-owned construction land for which grant formalities need to be completed for its use, the term of grant shall start from the execution date of this Contract.

Article 8 The land premium of the state-owned construction land use right granted hereunder shall be Renminbi Twenty Million Six Hundred Eighty Four Thousand Four Hundred and Ninety Six yuan (in words) (RMB20,684,496 yuan, in figures) with Renminbi Three Hundred and Thirty Six yuan (in words) per square meter (RMB336 yuan, in figures).

Article 9 The deposit of the land hereunder shall be Renminbi / (in words) (RMB/, in figures). The deposit may be used to set off the land premium.

Article 10 The Grantee agrees to pay the Grantor the said land premium of the state-owned construction land use right in accordance with clause (2) of this Article:

(1) within / days after the execution of this Contract, the Grantee shall make full payment of the land premium of the state-owned construction land use right in one lump sum;

(2) the Grantee shall pay the land premium of the state-owned construction land use right in one installment, in amounts and at times set forth below.

First Installment Renminbi Twenty Million Six Hundred Eighty Four Thousand Four Hundred and Ninety Six yuan (in words) (RMB20,684,496 yuan, in figures), time of payment: before October 20, 2009.

Second Installment   Renminbi              (in words) (RMB             yuan, in figures), time of payment: before             .

Third Installment   Renminbi              (in words) (RMB             yuan, in figures), time of payment: before             .

Fourth Installment   Renminbi              (in words) (RMB             yuan, in figures), time of payment: before             .

If the land premium of the state-owned construction land use right is paid by installments, the Grantee shall pay interest to the Grantor for the second and subsequent installments at the interest rate of loans publicized by the People’s Bank of China on the date when the first instalment of the land premium is paid.

Article 11 The Grantee shall, after it has paid up in full the land premium in accordance with this Contract, apply for the registration of the grant of the state-owned construction land use right by presenting this Contract, receipt for the payment of the land premium and relevant certificates.

Chapter 3 Land Development, Construction and Use

Article 12 The Grantee agrees that the investment intensity to develop the land hereunder shall meet the criteria stipulated in clause (1) of this Article:

(1) if the land hereunder is used for construction of industrial projects, the Grantee agrees that the total investment in fixed assets for the land hereunder shall be no less than the approved or registered amount of Renminbi Two Hundred Forty Six Million Five Hundred and Fifty Thousand yuan (in words) (RMB246,550,000 yuan, in figures) and the investment intensity shall be no less than Renminbi Four Thousand and Five yuan (in words) per square meter (RMB4,005 yuan, in figures). The total investment in fixed assets of the construction project with respect to the land hereunder shall include buildings, structures and their auxiliary facilities as well as investment in equipment and land premium.

(2) if the land hereunder is used for construction of non-industrial projects, the Grantee promises that the total development and investment amount for the land hereunder shall be no less than Renminbi / yuan (in words) (RMB/ yuan, in figures).

Article 13 If the Grantee intends to build new buildings, structures and their auxiliary facilities within the boundary of the land granted hereunder, criteria in the zoning plan with respect to the land granted hereunder determined by the planning administrative department of the municipal (county) government (as described in Appendix 3) shall be met, including:

the main building shall be production facility;

the auxiliary buildings shall be relevant supporting facilities;

the floor area shall be 153,903 square meters;

the plot ratio shall be no higher than 2.50 and no lower than 0.70;

building height may not exceed 24 meters;

building density shall be no higher than 50% and no lower than 30%;

the green space ratio shall be no higher than 20% and no lower than 10%;

other conditions for land use are described in Appendix 3.

Article 14 The Grantee agrees to construct the supporting facilities for the land granted hereunder in accordance with clause (1) of this Article:

(1) if the land hereunder is used for construction of industrial projects, under the planning and design conditions determined by the planning department, the land used for internal office buildings and domestic service facilities within the boundary of the land granted hereunder shall be of an area not exceeding 7% of the aggregate area of the land granted hereunder, that is, not exceeding 4,309 square meters and of a gross floor area not exceeding 10,773 square meters. The Grantee agrees not to build non-production facilities within the boundary of the land granted hereunder, including but not limited to residential building, expert building, hotel, guest house and training center;

(2) if the land granted hereunder is used for construction of residential projects, under the planning and construction conditions determined by the planning and construction administrative departments, the aggregate number of residential apartments within the boundary of the land granted hereunder shall be no less than /, of which, residential apartments with a floor area under 90 square meters shall be no less than / and meet the requirement of /. The land used for developing residential apartments under 90 square meters within the boundary of the land granted hereunder shall be no less than / % of the aggregate floor area of the land granted hereunder. As to the economically affordable housing and low-rent housing that are constructed within the boundary of the land granted hereunder, the Grantee agrees to handle them in accordance with clause / of this Article upon the completion of construction:

1. to transfer to the local government;

2. to be purchased by the local government;

3. to follow relevant administrative regulations on construction and sale of economically affordable housing.

4. /;

5.             .

Article 15 The Grantee agrees to concurrently construct the following engineering supporting facilities within the boundary of the land granted hereunder this Contract, and transfer the same to the government without compensation upon the completion of construction:

(1) /;

(2)             ;

(3)             .

Article 16 The Grantee agrees to commence the construction before May 30, 2010 and complete the construction before April 30, 2012 for the construction projects of the land granted hereunder.

If the Grantee is unable to commence construction as planned, it shall submit to the Grantor an application for extension 30 days in advance. With the consent of the Grantor, the construction may be extended and the completion date shall be extended accordingly, provided that, no extension shall be longer than one year.

Article 17 When the Grantee carries out construction activities on the land granted hereunder, the connection of water pipes, gas pipes, sewage pipes and other facilities with the main pipes, lines of the plot and power stations outside the land, as well as projects to reach out to such outside facilities, shall be handled according to relevant provisions.

The Grantee agrees that the government shall have the right to enter into, pass and cross the land granted hereunder for purpose of laying various pipes and lines for public utilities facilities, provided that the government or entity responsible for the construction of public utilities shall indemnify the Grantee reasonably if any use of the land is affected thereby.

Article 18 The Grantee shall use the land pursuant to the purpose and plot ratio set forth herein and no unauthorized change is allowed. If there is any change to the purpose of land use set forth herein during the term of grant, the parties agree to handle such change in accordance with clause (1) of this Article:

(1) the Grantor will take back the construction land use right for a fee;

(2) to go through the approval formalities for changing the purpose of land use, to enter into an amendment to the contract for the grant of state-owned construction land use right or enter into a new contract for the grant of state-owned construction land use right in accordance with the law. The Grantee shall make up for any shortage in the land premium of state-owned construction land use right by taking into consideration the difference between the evaluated market price of the construction land use right with the new purpose and the evaluated market price of the construction land use right with the previously approved purpose and register the change of the land use right.

Article 19 During the term of use of the land granted hereunder, the government shall reserve its right to adjust the zoning plan with respect to the land hereunder. If there is any change to the existing zoning plan, the existing buildings on the land shall not be affected, provided that, if the buildings, structures or their auxiliary facilities on the land are to be transformed, renovated or rebuilt during the term of use, or the term is to be renewed upon expiration, the then effective zoning plan shall apply.

Article 20 Prior to the expiration of the term of use set forth in this Contract, the Grantor may not take back the state-owned construction land use right that has been lawfully used by the Grantee. If, under special circumstances and in the interest of the public, it becomes necessary to take back the state-owned construction land use right prior to the expiration of the term of use, the Grantor shall submit its application in accordance with statutory procedures, and compensate the Grantee on the basis of the value of the buildings, structures and their auxiliary facilities on the land when they are taken back, the evaluated market price of the state-owned construction land use right for the remaining years and the evaluated direct losses.

Chapter 4 Transfer, Lease and Mortgage of

State-owned Construction Land Use Right

Article 21 After the Grantee has paid up in full the land premium in accordance with this Contract and procured the state-owned land use right certificate, it shall have the right to transfer, lease, or mortgage the state-owned construction land use right hereunder, wholly or partially, provided that, conditions set forth in clause (1) of this Article shall be satisfied for the transfer for the first time:

(1) the Grantee has conducted its investment and development activities in accordance with the provisions herein, and has completed more than 25% of the total development and investment amount;

(2) the Grantee has conducted its investment and development activities in accordance with the provisions herein, and the land has been suitable for industrial or other construction purposes.

Article 22 Contracts for transfer, lease or mortgage of the state-owned construction land use right shall not violate the laws or regulations of the State and the provisions of this Contract.

Article 23 The rights and obligations set forth in this Contract and in the land registration documents shall be transferred accordingly after the state-owned construction land use right is transferred, wholly or partially. The transferred state-owned construction land use right shall have a term equal to the term set forth herein less the years that have elapsed.

When the state-owned construction land use right hereunder is leased, wholly or partially, the rights and obligations set forth in this Contract and in the land registration documents shall continue to be exercised and assumed by the Grantee.

Article 24 When the state-owned construction land use right is transferred or mortgaged, the parties concerned shall go through the formalities for registration of change with the administrative department of state-owned land resources by presenting this Contract, relevant transfer or mortgage contract and the state-owned land use right certificate.

Chapter 5 Expiration of Term

Article 25 If a land user intends to continue its use of the land hereunder upon the expiration of the term set forth herein, it shall submit to the Grantor an application for renewal at least one year prior to the expiration of the term. The Grantor shall grant its approval unless it may take back the land in the interest of the public.

The term of residential construction land use right shall be renewed automatically.

If the Grantor approves such renewal, the land user shall, in accordance with the law, go through the grant or lease formalities, enter into a new grant or lease contract and pay the land premium or rental for use of the land for a fee.

Article 26 If a land user has submitted an application for renewal upon the expiration of the term of grant, but it is in the interest of the public not to grant an approval, the land user shall hand over the state-owned land use right certificate and go through the formalities of the cancellation of registration of the state-owned construction land use right in accordance with relevant provisions and the Grantor shall take back the state-owned construction land use right without compensation. The Grantor and the land user agree to handle the buildings, structures and their auxiliary facilities on the land hereunder in accordance with clause (1) of this Article:

(1) the Grantor shall take back the buildings, structures and their auxiliary facilities on the land, and compensate the land user accordingly on the basis of the residual value of the buildings, structures and their auxiliary facilities when they are taken back;

(2) the Grantor shall take back the buildings, structures and their auxiliary facilities on the land without compensation.

Article 27 If a land user does not submit an application for renewal upon the expiration of the term of grant, it shall hand over the state-owned land use right certificate and go through the formalities of the cancellation of registration of the state-owned construction land use right in accordance with relevant provisions and the Grantor shall take back the state-owned construction land use right without compensation. The Grantor shall take back the buildings, structures and auxiliary facilities on the land hereunder without compensation. The land user shall keep the buildings, structures and their auxiliary facilities on the land fit for normal use, and shall not intentionally damage or destroy the buildings, structures or their auxiliary facilities. If the buildings, structures or their auxiliary facilities on the land are unfit for normal use, the Grantor may request the land user to remove or demolish such buildings, structures or their auxiliary facilities and to restore the leveled site.

Chapter 6 Force Majeure

Article 28 Neither party hereunder shall be held liable for its failure to perform, in full or in part, this Contract, if such failure is attributable to a force majeure event, provided that, it shall take all necessary remedial measures to mitigate the losses caused by such force majeure event to the extent permissible. If a force majeure event occurs during the course a party is delaying its performance of this Contract, such party shall not be exempted from its responsibility.

Article 29 The party hindered by a force majeure event shall notify the other party in writing, by mail, telegram or fax regarding the force majeure event within 7 days after the occurrence of such event, and shall send to the other party reports and certificates within 15 days regarding its failure to perform, in full or in part, this Contract, or the need for a delay of its performance hereunder.

Chapter 7 Liabilities for Breach

Article 30 The Grantee shall pay the land premium of the state-owned construction land use right on time in accordance with this Contract. If the Grantee fails to pay the land premium of the state-owned construction land use right on time, the Grantee shall pay the Grantor an amount equal to 1‰ of the sums due and in arrears for each day of delay as liquidated damages. If such delay lasts for more than 60 days and the Grantee is still unable to pay the land premium of the state-owned construction land use right upon the Grantor’s reminder, the Grantor shall have the right to terminate this Contract, the Grantee will not be entitled to the refund of the deposit and the Grantor may also seek indemnification from the Grantee against its losses.

Article 31 If the Grantee, for its own reasons, terminates its investment in the construction of the project, and intends to terminate this Contract and return the land to the Grantor, the Grantor shall, upon the approval of a People’s Government who has previously approved the land grant plan, refund the Grantee all or part of the land premium of the state-owned construction land use right (bearing no interest) in accordance with the following provisions, except that the deposit set forth in this Contract will not be refunded, and take back the state-owned construction land use right. No compensation will be given for the existing buildings, structures and their auxiliary facilities within the boundary of the land while the Grantor may even request the Grantee to remove or demolish the existing buildings, structures and their auxiliary facilities and to restore the leveled site; provided that if the Grantor is willing to continue the use of the existing buildings, structures and their auxiliary facilities within the boundary of the land, the Grantor shall give reasonable compensation to the Grantee:

(1) if the Grantee makes an application to the Grantor no later than 60 days before the first anniversary of the commencement date of construction set forth in this Contract, the Grantor shall refund the Grantee the land premium of the state-owned construction land use right paid by it, except that the deposit will not be refunded.

(2) if the Grantee makes an application to the Grantor after the first anniversary of the commencement date of construction set forth in this Contract but no later than 60 days after its first anniversary and before its second anniversary, the Grantor shall refund the Grantee the land premium of the state-owned construction land use right paid by it after the deposit and the idle land fee are deducted in accordance with relevant provisions.

Article 32 If the land has been left unused for more than one year but less than two years for any reason whatsoever attributable to the Grantee, the Grantee shall pay the idle land fee in accordance with the law. If the land has been left unused for two years and no construction has been commenced, the Grantor has the right to take back the state-owned construction land use right without compensation.

Article 33 If the Grantee fails to commence construction on the date set forth herein or otherwise agreed to when extension is approved, the Grantee shall pay the Grantor an amount equal to 1‰ of the aggregate land premium of the state-owned construction land use right for every day in delay as liquidated damages and the Grantor has the right to require the Grantee to continue the performance of this Contract.

If the Grantee fails to complete construction on the date set forth herein or otherwise agreed to when extension is approved, the Grantee shall pay the Grantor an amount equal to 1‰ of the aggregate land premium of the state-owned construction land use right for every day in delay as liquidated damages.

Article 34 If any of the total investment in fixed assets, investment intensity or total development and investment amount has not met the criteria set forth herein, the Grantor may require the Grantee to pay a portion of the land premium of the state-owned construction land use right as liquidated damages as is proportional to the actual shortage in relation to the required total investment or investment intensity, and also require the Grantee to continue the performance of this Contract.

Article 35 If the plot ratio, building density or any other index of the land hereunder has not met the lowest criteria set forth herein, the Grantor may require the Grantee to pay a portion of the land premium of the state-owned construction land use right as liquidated damages as is proportional to the actual shortage in relation to the required lowest criteria and also require the Grantee to continue the performance of this Contract; if the plot ratio, building density or any other index is higher than the highest criteria set forth herein, the Grantor has the right to take back any area of the land with an index higher than the highest criteria and require the Grantee to pay a portion of the land premium of the state-owned construction land use right as liquidated damages as is proportional to the actual excess in relation to the required criteria.

Article 36 If any of the green space ratio, percentage of the land used for internal office buildings and domestic service facilities or floor area of internal office buildings and domestic service facilities with respect to the construction of industrial projects is higher than the criteria set forth herein, the Grantee shall pay the Grantor an amount equal to 1‰ of the land premium as liquidated damages and remove and demolish by itself corresponding green space, buildings and facilities.

Article 37 If the Grantee has paid the land premium of the state-owned construction land in accordance with the Contract, the Grantor shall deliver the land hereunder on time in accordance with this Contract. If the Grantor has not delivered the land on time, which has delayed the Grantee’s possession of the land hereunder, the Grantor shall pay the Grantee an amount equal to 1‰ of the land premium of the state-owned construction land use right paid by the Grantee as liquidated damages for each day of delay and the term of land use shall commence on the date when the land is actually delivered. If the Grantor has delayed its delivery of the land for more than 60 days and it is still unable to deliver the land upon the Grantee’s reminder, the Grantee has the right to terminate this Contract, the Grantor shall refund the Grantee twice the deposit, as well as the land premium of the state-owned construction land use right already paid and the Grantee may also seek indemnification from the Grantor against its losses.

Article 38 If the Grantor fails to deliver the land on time, the land delivered by the Grantor fails to meet the conditions set forth herein or the Grantor unilaterally changes the conditions for land use, the Grantee has the right to demand that the Grantor perform its obligations hereunder in accordance with the required conditions, and indemnify the Grantee against losses directly arising from the Grantor’s delay in the performance of this Contract. The term of land use shall commence on the date when the land meets the required conditions.

Chapter 8 Governing Law and Dispute Resolution

Article 39 The formation, validity, interpretation, performance and settlement of disputes of this Contract shall be governed by the laws of the People’s Republic of China.

Article 40 Any dispute arising out of the performance of this Contract shall be resolved by the parties through negotiation. If the parties are unable to settle such dispute through negotiation, the dispute shall be resolved in the manner set forth in clause (1) of this Article:

(1) to submit the dispute to Changzhou Arbitration Commission for arbitration;

(2) to file a lawsuit with a People’s Court in accordance with the law.

Chapter 9 Miscellaneous

Article 41 The plan for the grant of the land hereunder is approved by the People’s Government of Changzhou. This Contract shall become effective as of the date of execution by the parties.

Article 42 Each of the parties hereunder undertakes that information about its name, contact address, telephone, fax, bank and authorized representative that is filled in this Contract is true and valid. When there is any change in such information, each party shall notify the other party in writing within 15 days of such change, otherwise, it shall be held liable for the other party’s failure to deliver a notice in a timely manner.

Article 43 This Contract and its appendixes have 18 pages in aggregate and the Chinese version shall prevail.

Article 44 Price, amount and area hereunder shall be expressed both in words and in figures. A number in words shall be consistent with that expressed in figures. If there is any inconsistency, the number expressed in words shall prevail.

Article 45 Matters uncovered hereunder may be agreed to between the parties and attached hereto with the same legal effect as this Contract.

Article 46 This Contract shall have two (in words) counterparts of equal legal force. The Grantor and the Grantee shall each hold one (in words) counterpart.

Grantor (Stamp): (affixed with the official seal of State-owned Land Resources Bureau of Changzhou)

Legal Representative (Authorized Representative)         /s/ Cao Min                 (Signature)

Grantee (Stamp): (affixed with the official seal of Changzhou Kanghui Medical Innovation Co., Ltd.)

Legal Representative (Authorized Representative)         /s/ Jiang Yikang                 (Signature)

September 25, 2009